UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2015
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual General Meeting of holders of XL Group plc’s (the “Company's”) ordinary shares was held on May 8, 2015. Voting results for each matter voted upon are as follows:
1. The election of eight Directors to hold office until 2016:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Ramani Ayer	209,322,492	2,311,190	316,816	13,682,819
Dale Comey	210,106,672	1,624,015	219,811	13,682,819
Robert Glauber	211,267,809	463,401	219,288	13,682,819
Edward Kelly, III	211,338,971	391,714	219,813	13,682,819
Suzanne Labarge	211,377,717	353,485	219,296	13,682,819
Michael McGavick	211,386,676	346,779	217,043	13,682,819
Anne Stevens	210,493,920	1,237,560	219,018	13,682,819
John Vereker	211,352,806	377,632	220,060	13,682,819

2. The appointment of PricewaterhouseCoopers LLP to act as the registered independent public accounting firm for the Company for the year ending December 31, 2015, and the authorization of the Audit Committee of our Board of Directors to fix the remuneration of PricewaterhouseCoopers LLP:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
223,152,715	2,265,100	215,502	0

3. The non-binding, advisory vote on the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
188,997,402	22,500,922	452,174	13,682,819

4. Renewal of the Board of Directors' authority to issue shares, warrants, convertible instruments and options under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
221,504,252	3,879,173	249,892	0

5. Renewal of the Board of Directors' authority to issue shares for cash without first offering shares to existing shareholders under Irish law:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
210,297,996	1,442,542	209,960	13,682,819

6. The amendment and restatement of the Directors Stock & Option Plan to increase the number of shares available for issuance under the Plan:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
201,960,646	9,757,727	232,125	13,682,819

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     May 12, 2015
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary